Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the report on Form 10-Q of BankGuam Holding Company for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Joaquin P.L.G. Cook, the President and Chief Executive Officer of BankGuam Holding Company, and Francisco M. Atalig, the Senior Vice President and Chief Financial Officer of BankGuam Holding Company, each certifies that, to the best of their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BankGuam Holding Company.

Date: November 8, 2019	By:	/s/ JOAQUIN P.L.G. COOK
Joaquin P.L.G. Cook President and Chief Executive Officer

Date: November 8, 2019	By:	/s/ FRANCISCO M. ATALIG
Francisco M. Atalig Senior Vice President and Chief Financial Officer